Exhibit 23(d)5

SUBADVISORY AGREEMENT

THIS AGREEMENT is entered into as of December 29, 2006 by and between LaSalle Investment Management Securities, B.V.), with its principal office at Herengracht 471, 1071 BS, Amsterdam, The Netherlands (hereinafter referred to as “Subadviser Affiliate”), and LaSalle Investment Management (Securities), L.P. a Maryland limited partnership having its principal office at 100 East Pratt Street, 20th Floor, Baltimore, Maryland 21202 USA (hereinafter referred to as “Subadviser”).

WITNESSETH

WHEREAS, J. & W. Seligman & Co. Incorporated (the “Manager”) has entered into a Management Agreement, dated as of the date hereof (the “Management Agreement”), with Seligman LaSalle Real Estate Fund Series, Inc. (the “Corporation”), an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), to render or contract to obtain assistance in rendering investment management services to Seligman LaSalle Global Real Estate Fund (the “Fund”), a separate series of the Corporation, and to administer the business and other affairs of the Fund; and

WHEREAS, the Manager has retained the Subadviser to assist in providing investment advisory and other services to the Fund pursuant to a Subadvisory Agreement, dated as of the date hereof (the “Subadvisory Agreement”), which authorizes Subadviser to retain Subadviser Affiliate to provide advisory services to the Fund under certain conditions; and

WHEREAS, the Subadviser desires to retain the Subadviser Affiliate to assist in providing investment advisory services to the Fund, and the Subadviser Affiliate is willing to render such services, effective as of the commencement of the Fund’s operations (the “Effective Date”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, the parties hereby agree as follows:

ARTICLE 1

SERVICES AND COMPENSATION

Section 1.1 Provision of Services.

(a) Subadviser Affiliate shall provide the following services to Subadviser: (i) investment advice, (ii) research and (iii) assistance as the Subadviser shall from time to time reasonably request.

(b) The Subadviser Affiliate shall purchase securities and other assets from or through and sell securities or other assets to or through such persons, brokers or dealers as the Subadviser Affiliate shall deem appropriate in order to carry out the objectives of the Fund, as communicated by the Subadviser. In providing investment management and supervision, it is recognized that the Subadviser Affiliate will seek best execution and, consistent with such policy, may give consideration to the research, statistical and other services furnished by brokers or dealers to the Subadviser Affiliate for its use. Notwithstanding the above, it is understood that it may be desirable for the Fund that the Subadviser have access to supplemental investment and market research and security and economic analysis provided by brokers who execute brokerage transactions at a higher cost to the Fund than may result when allocating brokerage to other brokers. Therefore, the Subadviser is authorized to place orders for the purchase and sale of securities of the Fund with such brokers, subject to review by the Board from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such brokers may be useful to the Subadviser in connection with its services to other clients as well as the Fund.

(c) Subadviser Affiliate will not be responsible for any act or omission by brokers and dealers selected by the Subadviser Affiliate in accordance with Section 1.1(b) of this Agreement, provided that such brokers or dealers were selected with reasonable care.

(d) Subadviser Affiliate may, to the extent permitted by applicable laws and regulations, but shall be under no obligation to, aggregate securities to be sold or purchased on behalf of the Fund with those of other clients.

Section 1.2 Excluded Services. The services performed by Subadviser Affiliate shall not include any activities precluded by U.S. or Netherlands law.

Section 1.3 Payments by Subadviser. The parties shall mutually agree on an appropriate compensation structure based on the services to be provided hereunder.

ARICLE II

TERM AND TERMINATION

Section 2.1 Term. This Agreement shall remain in effect for so long as the Subadvisory Agreement is in effect.

Section 2.2 Termination. This Agreement shall automatically terminate upon the termination of the Subadvisory Agreement. In addition, either party may terminate this Agreement by written notice sent to the other party not less than sixty (60) days prior to the end of the any calendar year. This Agreement may also be terminated at any time, without payment of penalty, by the Fund on 60 days written notice to the Subadviser and the Subadviser Affiliate by vote of the Board or by vote of a majority of the outstanding voting securities (as defined by the 1940 Act) of the Fund.

Section 2.3 Payment by Subadviser. Forthwith after the date of termination, Subadviser Affiliate shall prepare an invoice in respect of any fees due and payable as of that date and Subadviser shall pay the invoice in accordance with terms agreed to between the parties.

ARTICLE III

REPRESENTATIONS

Section 3.1 Representations and Covenants of Subadviser Affiliate. Subadviser Affiliate represents and covenants as follows:

(a) It is duly formed, validly existing and in good standing under the laws of the country/state where organized and has full power and authority to enter into and perform its obligations under this Agreement;

(b) It has duly authorized, executed and delivered this Agreement and intends that it shall constitute a valid and binding agreement enforceable in accordance with its terms, except to the extent limited by the principles of equity and public policy;

(c) It is registered as an investment adviser under the Advisers Act;

(d) Its entry into, and performance of any duties or actions under, this Agreement shall at all times be in accordance with all applicable laws and regulations;

(e) It shall deliver to the Corporation and the Manager (i) a copy of its Form ADV, Part II (or similar disclosure document) and each update thereof, (ii) its proxy voting policies and each update thereof, (iii) its Code of Ethics, including any code adopted under Rule 17j-1 of the 1940 Act, and each update thereof and (iv) such other information (e.g., disclosures, policies, violations of Code of Ethics or other materials) as reasonably requested by the Manager or the Board to the extent such information is required to be delivered or made available under the 1940 Act or Advisers Act or rules and regulations promulgated thereunder or in connection therewith;

(f) Its Form ADV and each investment performance composite and accompanying disclosures provided by it to the Manager or the Board include all material information that is required to be stated therein or necessary to make the statements therein not misleading;

(g) It shall not execute trades with broker-dealers who are “affiliated persons” (within the meaning of the 1940 Act) of it or the Subadviser, without the prior approval of the Manager and, to the extent necessary to comply with the 1940 Act, the Board;

(h) If a partnership, it shall notify the Manager and the Board of any change in the membership of its partnership within a reasonable time after such change;

(i) It has adopted procedures reasonable necessary to prevent “access persons” (within the meaning of Rule 17j-1) from violating its Code of Ethics;

(j) It will make available representatives to report in person to the Board on investment results, regulatory compliance with respect to the Fund’s investments and other matters to the extent that the Manager or the Board may reasonably request. It shall also provide such reports and other information to the Manager or the Board as such persons may reasonably request;

(k) As reasonably requested by the Manager or the Board and in accordance with the scope of the obligations and responsibilities contained in this Agreement, it will cooperate with, and provide assistance to, Subadviser, Manager or the Corporation as needed in order for Subadviser, Manager and the Corporation to comply with applicable laws, rules and regulations, including, but not limited to, compliance with the Sarbanes-Oxley Act and the rules and regulations promulgated by the SEC thereunder;

(l) With respect to any investment company in the Seligman Group of Funds, (i) it will not consult with any other subadviser (other than the Subadviser or its affiliates) (each a “Non-affiliated Subadviser”) to that investment company (including, in the case of an offering of securities subject to Section 10(f) of the 1940 Act, any Non-affiliated Subadviser that is a principal underwriter or an affiliated person of a principal underwriter of such offering) concerning transactions for that investment company in securities or other assets, except, in the case of transactions involving securities of persons engaged in securities-related businesses, for purposes of complying with the conditions of paragraphs (a) and (b) of Rule 12d3-1 under the 1940 Act; and (ii) if it and any Non-affiliated Subadviser are providing investment advice to that investment company, the investment advice provided by it to that investment company will be limited to the assets for which it is responsible; and

(m) It will promptly notify the Manager in writing in the event that any of the foregoing ceases to be true.

Section 3.2 Representations and Covenants of Subadviser. Subadviser represents and covenants as follows:

(a) It is duly formed, validly existing and in good standing under the laws of the State of Maryland and has full power and authority to enter into and perform its obligations under this Agreement;

(b) It has duly authorized, executed and delivered this Agreement and intends that it shall constitute a valid and binding agreement enforceable in accordance with its terms, except to the extent limited by the principles of equity and public policy;

(c) It is registered as an investment adviser under the Advisers Act;

(d) Its entry into, and performance of any duties or actions under, this Agreement shall at all times be in accordance with all applicable laws and regulations;

(e) It will promptly notify the Subadviser Affiliate in writing in the event that any of the foregoing ceases to be true.

ARTICLE IV

INDEMNIFICATION

Section 4.1 Subadviser Indemnification. (a) Subadviser agrees to hold harmless and indemnify the Subadviser Affiliate from and against any loss or damages arising out of Subadviser’s breach of this Agreement or arising out of the willful misfeasance, bad faith or gross negligence on Subadviser’s part in the performance of its duties, or from reckless disregard of its obligations and duties, under this Agreement.

Section 4.2 Subadviser Affiliate Indemnification. The Subadviser Affiliate agrees to hold harmless and indemnify Subadviser from and against any loss or damages arising out of the Subadviser Affiliate’s breach of this Agreement or arising out of the willful misfeasance, bad faith or gross negligence on the Subadviser Affiliate’s part in the performance of its duties, or from reckless disregard of its obligations and duties, under this Agreement.

ARTICLE V

MISCELLANEOUS PROVISIONS

Section 5.1 Notices. Any and all notices, elections, offers, acceptances, and demands permitted or required to be made under this Agreement shall be in writing, signed by the person giving such notice, election, offer, acceptance, or demand and shall be delivered personally or sent by registered or certified mail, to the party, at its address on file with the other party or at such other address as may be supplied in writing. The date of personal delivery or the date of mailing, as the case may be, shall be the date of such notice, election, offer, acceptance, or demand.

Section 5.2 Force Majeure. If the performance of any part of this Agreement by either party or of any obligation under this Agreement, is prevented, restricted, interfered with or delayed by reason or any cause beyond the reasonable control of the party liable to perform, unless conclusive evidence to the contrary is provided the party so affected shall, on giving written notice to the other party, be excused from such performance to the extent of such prevention, restriction, interference, or delay provided, the party so affected shall use its reasonable best efforts to avoid or remove such causes of nonperformance and shall continue performance with the utmost dispatch whenever such causes are removed. Regardless, the affected party shall give prompt notice to the other party of the cause. When such circumstances arise the parties shall discuss what, if any, modification of the terms of this Agreement may be required in order to arrive at an equitable solution.

Section 5.3 Successors and Assigns. This Agreement will automatically terminate in the event of its assignment (within the meaning of the 1940 Act).

Section 5.4 Amendment. No change, modification or amendment of this Agreement shall be valid or binding on the parties unless such change or modification shall be in writing signed by the party or parties against whom the same is sought to be enforced.

Section 5.5 Remedies Cumulative. The remedies of the parties under this Agreement are cumulative and shall not exclude any other remedies to which the party may be lawfully entitled.

Section 5.6 Further Assurances. Each party hereby covenants and agrees that it shall execute and deliver such deeds and other documents as may be required to implement any of the provisions of this Agreement.

Section 5.7 No Waiver. The failure of any party to insist on strict performance of a covenant hereunder or of any obligation hereunder shall not be a waiver of such party’s right to demand strict compliance therewith in the future, nor shall the same be construed as a novation of this Agreement.

Section 5.8 Integration. This Agreement constitutes the full and complete agreement of the parties.

Section 5.9 Captions. Titles or captions of articles and paragraphs contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any provision hereof.

Section 5.10 Number and Gender. Whenever required by the context, the singular number shall include the plural, the plural number shall include the singular and the gender of any pronoun shall include all genders.

Section 5.11 Counterparts. This Agreement may be executed in multiple copies each of which shall for all purposes constitute an Agreement, binding on the parties, and each party hereby covenants and agrees to execute all duplicates or replacement counterparts of this Agreement as may be required.

Section 5.12 Applicable Law. This Agreement shall be construed and interpreted under the laws of the State of New York applicable to contracts executed and performed entirely in the State of New York. Anything herein to the contrary notwithstanding, this Agreement shall not be construed to require, or to impose any duty upon, either of the parties to do anything in violation of any applicable laws or regulations. Jurisdiction shall lie exclusively within the United States.

Section 5.13 Computation of Time. Whenever the last day for the exercise of any privilege or the discharge of any duty hereunder shall fall on a Saturday, Sunday or any public or legal holiday, whether local or national, the person having such privilege or duty shall have until 5:00p.m. on the next succeeding business day (based upon local time for that person) to exercise such privilege or to discharge such duty.

Section 5.14 Severability. In the event any provision, clause, sentence, phrase, or word hereof, or the application thereof in any circumstances is held to be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder hereof, or of the application of any such provision, sentence, clause, phrase, or word in any other circumstances.

Section 5.15 Costs and Expenses. Unless otherwise provided in this Agreement, each party shall bear all fees and expenses incurred in performing its obligations under this Agreement.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first written above.

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LASALLE INVESTMENT MANAGEMENT (SECURITIES), L.P. by its General Partner, LaSalle Investment Management (Securities), Inc.

By:
Title:

LASALLE INVESTMENT MANAGMENT SECURITIES, B.V.

By:
Title: